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                                                                    Exhibit 23.2

[LETTERHEAD OF MACINTYRE & CO. APPEARS HERE]


The Board of Directors
Telegroup, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        McIntyre & Co.

28, Ely Place
London
EC1N 6RL

December 19, 1997